Exhibit 99.1

DST Systems, Inc. Announces Purchase of Health Plans Solutions

KANSAS CITY, MO. (April 29, 2005) - DST Systems, Inc. (NYSE: DST) confirmed today the closing of the previously announced sale by Computer Sciences Corporation (NYSE: CSC) to a DST subsidiary of CSC's Health Plans Solutions ("HPS") business. HPS is an enterprise software developer, software application services provider, and business process outsourcer for the U.S. commercial healthcare industry.

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The information and comments above may include forward-looking statements respecting DST and its businesses. Such information and comments are based on DST's views as of today, and actual actions or results could differ. There could be a number of factors affecting future actions or results, including those set forth in DST's latest periodic financial report (Form 10-K or 10-Q) filed with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking comment. The Company will not update any forward-looking statements in this press release to reflect future events.